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                                                                 EXHIBIT 23


                           [CROWE CHIZEK LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference and use of our report dated February 6, 1998, which appears in Commercial National Financial Corporation's annual report on Form 10-K for 1997, in that corporation's previously filed registration statements, as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).



                                             Crowe, Chizek and Company LLP


March 24, 1998
South Bend, Indiana